99.1

Werner Enterprises Reports Third Quarter 2025 Results

Third Quarter 2025 Highlights (all metrics compared to third quarter 2024)

•Total revenues of $771.5 million, increased $25.8 million, or 3%
•Operating loss was $13.0 million compared to $17.6 million operating income in the prior year; non-GAAP adjusted operating income of $10.9 million, down $10.7 million, or 50%
•Operating margin of (1.7)%, decreased 410 basis points from 2.4%; non-GAAP adjusted operating margin of 1.4%, decreased 150 basis points from 2.9%
•Diluted loss per share was $0.34 compared to diluted earnings per share of $0.11 in the prior year; non-GAAP adjusted diluted loss per share was $0.03 compared to non-GAAP adjusted diluted earnings per share of $0.15 in the prior year

OMAHA, Neb., October 30, 2025 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the third quarter ended September 30, 2025.

Third quarter results reflected a more challenging freight environment, with mixed results across our business segments. Dedicated revenue grew both sequentially and year-over-year, supported by recent new fleet awards. Logistics maintained its double-digit topline growth while continuing to manage operating expenses effectively, although gross margin was pressured by a change in business mix. In One-Way Truckload, revenue per total mile rose for the fifth consecutive quarter, but reduced miles per truck and elevated operating costs impacted performance. Despite the softer operating backdrop, we remain focused on cost discipline, technology-driven efficiency, and capital allocation, while maintaining strong liquidity and a modern fleet. These efforts continue to support our long-term strategy and positive operating cash flow.

Total revenues for the quarter were $771.5 million, an increase of $25.8 million compared to the prior year, due to an increase in Logistics revenues of $25.8 million, or 12%, partially offset by a $3.0 million, or 1%, decrease in Truckload Transportation Services (“TTS”) revenues. A portion of the TTS revenue decline was due to $3.3 million lower fuel surcharge revenues. Net of trucking fuel surcharge revenues, consolidated total revenues increased $29.1 million, or 4%, during the quarter.

Operating loss of $13.0 million decreased $30.6 million, or 174%, while operating margin of (1.7)% declined 410 basis points from 2.4%. On a non-GAAP basis, adjusted operating income of $10.9 million decreased $10.7 million, or 50%. Adjusted operating margin of 1.4% declined 150 basis points from 2.9%.

In October 2025, we entered into an agreement for $18.0 million to settle a class action lawsuit with respect to claims brought by a group of plaintiffs alleging unpaid wages, unauthorized deductions, and other items. An accrual for this settlement was recorded as of September 30, 2025, and is included in salaries, wages and benefits expense. We also incurred legal fees of $3.4 million related to this litigation during third quarter 2025, which is recorded in other operating expenses. These items are included as non-GAAP adjustments to operating income during the quarter.

Werner Enterprises, Inc. - Release of October 30, 2025

TTS had an operating loss of $13.8 million compared to $21.6 million operating income in the prior year, and TTS had non-GAAP adjusted operating income of $9.0 million, a decrease of $15.5 million. Logistics had operating income of $3.0 million compared to $0.3 million operating loss in the prior year, and Logistics had non-GAAP adjusted operating income of $4.2 million, an increase of $3.4 million. Corporate and Other (including driving schools) operating loss improved $1.5 million.

Net interest expense of $8.6 million decreased $0.7 million primarily due to a decrease in average interest rates, partially offset by an increase in average debt outstanding. The effective income tax rate during the quarter decreased to 3.8%, compared to 23.5% in third quarter 2024 due to differences in discrete income tax items.

During third quarter 2025 we had net losses on our strategic investments of $0.3 million compared to net gains of $0.3 million in the prior year. Consistent with prior reporting, increases or decreases to the values of these strategic investments are adjusted out for determining non-GAAP adjusted net income (loss) and non-GAAP adjusted earnings (loss) per share.

Net loss attributable to Werner was $20.6 million compared to $6.6 million net income attributable to Werner in the prior year. On a non-GAAP basis, adjusted net loss attributable to Werner was $2.0 million compared to $9.1 million adjusted net income attributable to Werner in the prior year. Diluted loss per share was $0.34 compared to diluted earnings per share of $0.11 in the prior year. On a non-GAAP basis, adjusted diluted loss per share was $0.03 compared to adjusted diluted earnings per share of $0.15 in the prior year.

Key Consolidated Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Total revenues	$771,499	$745,701	3%	$2,236,761	$2,275,579	(2)%
Truckload Transportation Services revenues	$519,786	$522,803	(1)%	$1,539,308	$1,610,998	(4)%
Werner Logistics revenues	$232,585	$206,774	12%	$649,320	$618,168	5%
Operating income (loss)	$(13,021)	$17,595	(174)%	$47,468	$52,794	(10)%
Operating margin	(1.7)%	2.4%	(410) bps	2.1%	2.3%	(20) bps
Net income (loss) attributable to Werner	$(20,575)	$6,565	(413)%	$13,389	$22,342	(40)%
Diluted earnings (loss) per share	$(0.34)	$0.11	(425)%	$0.22	$0.36	(38)%
Adjusted operating income (1)	$10,910	$21,606	(50)%	$25,662	$61,466	(58)%
Adjusted operating margin (1)	1.4%	2.9%	(150) bps	1.1%	2.7%	(160) bps
Adjusted net income (loss) attributable to Werner (1)	$(2,030)	$9,130	(122)%	$(4,282)	$28,333	(115)%
Adjusted diluted earnings (loss) per share (1)	$(0.03)	$0.15	(123)%	$(0.07)	$0.45	(116)%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Truckload Transportation Services (TTS) Segment

•Revenues of $519.8 million decreased $3.0 million; trucking revenues, net of fuel surcharge, remained flat year over year
•Operating loss of $13.8 million compared to $21.6 million operating income in the prior year; non-GAAP adjusted operating income of $9.0 million decreased $15.5 million mostly due to a $9.2 million increase in insurance and claims expense, net impact of change in fuel (surcharges net of fuel expense), and expense associated with implementation of new fleets in Dedicated
•Operating margin of (2.7)% decreased 680 basis points from 4.1%; non-GAAP adjusted operating margin, net of fuel surcharge, of 1.9% decreased 340 basis points from 5.3%, of which 250 basis points of decline is from the increase in insurance and Dedicated start-ups

Werner Enterprises, Inc. - Release of October 30, 2025

•Average segment trucks in service totaled 7,503, an increase of 89 trucks year over year, or 1.2%, while segment trucks at quarter end remained flat
•Dedicated unit trucks at quarter end totaled 4,965, or 67% of the total TTS segment fleet, compared to 4,905 trucks, or 66%, a year ago
•Average revenues per truck per week, net of fuel surcharge decreased 0.7% for TTS

During third quarter 2025, Dedicated experienced a net increase in average trucks in service, up 56 trucks or 1.2% year over year, and up 10 trucks sequentially. Dedicated quarter-end fleet size was up 1.2% year over year and up 1.5% sequentially driven by implementations of new fleets won in Dedicated in the first quarter 2025. Dedicated average revenues per truck per week, net of fuel surcharge, increased 1.3%. One-Way revenues per total mile, net of fuel surcharge, increased 0.4% year over year.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Trucking revenues, net of fuel surcharge	$451,960	$449,864	0%	$1,335,936	$1,377,883	(3)%
Trucking fuel surcharge revenues	59,456	62,749	(5)%	172,297	205,698	(16)%
Non-trucking and other revenues	8,370	10,190	(18)%	31,075	27,417	13%
Total revenues	$519,786	$522,803	(1)%	$1,539,308	$1,610,998	(4)%
Operating income (loss)	$(13,832)	$21,607	(164)%	$49,341	$63,445	(22)%
Operating margin	(2.7)%	4.1%	(680) bps	3.2%	3.9%	(70) bps
Operating ratio	102.7%	95.9%	680 bps	96.8%	96.1%	70 bps
Adjusted operating income (1)	$8,950	$24,469	(63)%	$23,689	$70,501	(66)%
Adjusted operating margin (1)	1.7%	4.7%	(300) bps	1.5%	4.4%	(290) bps
Adjusted operating margin, net of fuel surcharge (1)	1.9%	5.3%	(340) bps	1.7%	5.0%	(330) bps
Adjusted operating ratio (1)	98.3%	95.3%	300 bps	98.5%	95.6%	290 bps
Adjusted operating ratio, net of fuel surcharge (1)	98.1%	94.7%	340 bps	98.3%	95.0%	330 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $232.6 million increased $25.8 million, or 12%
•Operating income of $3.0 million compared to $0.3 million operating loss in the prior year; non-GAAP adjusted operating income of $4.2 million increased $3.4 million, or 418%
•Operating margin of 1.3% increased 150 basis points from (0.2%); non-GAAP adjusted operating margin of 1.8% increased 140 basis points from 0.4%

Truckload Logistics revenues (75% of Logistics revenues) increased $19.8 million, or 13%, driven by an increase in shipments of 12%. Revenue from our PowerLink offering was up 26% while traditional brokerage recorded mid-single digit revenue growth. Higher volume drove the majority of the revenue increase.

Intermodal revenues (15% of Logistics revenues) increased $6.4 million, or 23%, due to 22% more shipments, and relatively stable revenue per shipment.

Final Mile revenues (10% of Logistics revenues) decreased $0.3 million, or 1%, but increased 4% sequentially.

Werner Enterprises, Inc. - Release of October 30, 2025

Key Werner Logistics Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2025	2024	Y/Y Change	2025	2024	Y/Y Change
Total revenues	$232,585	$206,774	12%	$649,320	$618,168	5%
Operating expenses:
Purchased transportation expense	199,616	176,205	13%	555,100	525,758	6%
Other operating expenses	29,955	30,914	(3)%	87,353	94,534	(8)%
Total operating expenses	229,571	207,119	11%	642,453	620,292	4%
Operating income (loss)	$3,014	$(345)	974%	$6,867	$(2,124)	(423)%
Operating margin	1.3%	(0.2)%	150 bps	1.1%	(0.3%)	140 bps
Adjusted operating income (1)	$4,163	$804	418%	$10,713	$1,322	710%
Adjusted operating margin (1)	1.8%	0.4%	140 bps	1.6%	0.2%	140 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in third quarter 2025 was $44.1 million compared to $61.0 million in third quarter 2024, a decrease of 28%.

Net capital expenditures in third quarter 2025 were $35.2 million compared to $87.9 million in third quarter 2024, a decrease of 60%. We continue to prioritize business reinvestment in safe and modern equipment, including trucks and trailers, as well as in technology, our terminal network and our talent. The average ages of our truck and trailer fleets were 2.5 years and 5.5 years, respectively, as of September 30, 2025. Maintaining a low-age, modern fleet improves our driver experience and results in more effective equipment maintenance, safety and fuel efficiency.

Gains on sales of property and equipment in third quarter 2025 were $4.5 million, or $0.06 per share, compared to $2.6 million, or $0.03 per share, in third quarter 2024. Year over year, we sold 66% and 78% fewer tractors and trailers, respectively, and realized much higher average unit gains on tractors and trailers. Gains on sales of property and equipment are reflected as a reduction of other operating expenses in our income statement.

We did not repurchase shares of our common stock in third quarter 2025. As of September 30, 2025, we had 5.0 million shares remaining under our new share repurchase authorization approved by the Board of Directors in August 2025.

As of September 30, 2025, we had $51 million of cash and cash equivalents and $1.4 billion of stockholders’ equity. Total debt outstanding was $725 million at September 30, 2025. After considering letters of credit issued, we had available liquidity consisting of cash and cash equivalents and available borrowing capacity as of September 30, 2025 of $695 million.

Werner Enterprises, Inc. - Release of October 30, 2025

2025 Guidance Metrics and Assumptions

The following table summarizes our updated 2025 guidance assumptions:

	Prior (as of 7/29/25)	Actual (as of 9/30/25)	New (as of 10/30/25)
TTS truck count from beginning of year to end of year	1% to 4% (annual)	(0.1)% (YTD25)	(2)% to 0% (annual)
Net capital expenditures	$145M to $185M (annual)	$93M (YTD25)	$155M to $175M (annual)
TTS Guidance
Dedicated RPTPW (1) growth	0% to 3% (annual)	0.4% (YTD25 vs. YTD24)	0% to 1.5% (annual)
One-Way Truckload RPTM (1) growth	0% to 3% (3Q25 vs. 3Q24)	0.4% (3Q25 vs. 3Q24)	(1)% to 1% (4Q25 vs. 4Q24)
Assumptions
Effective income tax rate	25.0% to 26.0% (annual)	48.2%(2) (YTD25)	26.0% to 27.0% (4Q25)
(1) Net of fuel surcharge revenues
(2) Includes $4.7 million of discrete income tax adjustments in 3Q25

Werner Enterprises, Inc. - Release of October 30, 2025

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss third quarter 2025 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 504-9718 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on October 30, 2025 at approximately 6:00 p.m. CT through November 30, 2025 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 1151015. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2024 revenues of $3.0 billion, a modern truck and trailer fleet, over 12,500 talented associates and our innovative Werner EDGE® technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner® provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. Werner embraces inclusion as a core value and manages key risks and opportunities through a balanced sustainability strategy.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s latest available Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
Christopher D. Wikoff
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3700

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of October 30, 2025

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	$	%	$	%	$	%	$	%
Operating revenues	$771,499	100.0	$745,701	100.0	$2,236,761	100.0	$2,275,579	100.0
Operating expenses:
Salaries, wages and benefits	268,720	34.8	258,335	34.6	762,396	34.1	783,492	34.4
Fuel	64,059	8.3	64,886	8.7	187,552	8.4	214,506	9.4
Supplies and maintenance	65,496	8.5	61,548	8.2	187,796	8.4	185,311	8.2
Taxes and licenses	23,189	3.0	23,565	3.2	68,633	3.1	74,223	3.3
Insurance and claims	38,060	4.9	27,678	3.7	75,024	3.4	95,937	4.2
Depreciation and amortization	72,184	9.4	71,584	9.6	212,990	9.5	218,526	9.6
Rent and purchased transportation	243,115	31.5	211,667	28.4	677,537	30.3	626,009	27.5
Communications and utilities	3,967	0.5	4,186	0.6	12,054	0.5	13,019	0.6
Other	5,730	0.8	4,657	0.6	5,311	0.2	11,762	0.5
Total operating expenses	784,520	101.7	728,106	97.6	2,189,293	97.9	2,222,785	97.7
Operating income (loss)	(13,021)	(1.7)	17,595	2.4	47,468	2.1	52,794	2.3
Other expense (income):
Interest expense	9,935	1.3	11,093	1.5	28,825	1.3	28,084	1.2
Interest income	(1,362)	(0.2)	(1,834)	(0.3)	(4,341)	(0.2)	(5,305)	(0.2)
Loss (gain) on investments in equity securities	(38)	—	37	—	(3)	—	227	—
Loss (earnings) from equity method investment	289	—	(295)	—	(553)	(0.1)	(21)	—
Other	60	—	50	—	(257)	—	(181)	—
Total other expense, net	8,884	1.1	9,051	1.2	23,671	1.0	22,804	1.0
Income (loss) before income taxes	(21,905)	(2.8)	8,544	1.2	23,797	1.1	29,990	1.3
Income tax expense (benefit)	(822)	(0.1)	2,004	0.3	11,479	0.5	8,002	0.3
Net income (loss)	(21,083)	(2.7)	6,540	0.9	12,318	0.6	21,988	1.0
Net loss attributable to noncontrolling interest	508	—	25	—	1,071	—	354	—
Net income (loss) attributable to Werner	$(20,575)	(2.7)	$6,565	0.9	$13,389	0.6	$22,342	1.0
Diluted shares outstanding	59,830		62,022		61,015		62,862
Diluted earnings (loss) per share	$(0.34)		$0.11		$0.22		$0.36

Werner Enterprises, Inc. - Release of October 30, 2025

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$50,984	$40,752
Accounts receivable, trade, less allowance of $7,522 and $7,169, respectively	437,522	391,684
Other receivables	22,621	26,137
Inventories and supplies	11,546	14,183
Prepaid expenses	47,964	53,690
Other current assets	34,158	15,327
Total current assets	604,795	541,773
Property and equipment	2,968,563	2,941,495
Less – accumulated depreciation	1,110,324	1,007,259
Property and equipment, net	1,858,239	1,934,236
Goodwill	129,104	129,104
Intangible assets, net	68,854	76,407
Other non-current assets (1)	310,111	370,717
Total assets	$2,971,103	$3,052,237

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$165,307	$112,429
Current portion of long-term debt	—	20,000
Insurance and claims accruals	106,987	93,710
Accrued payroll	54,020	54,560
Accrued expenses	18,893	18,745
Other current liabilities	28,502	56,305
Total current liabilities	373,709	355,749
Long-term debt, net of current portion	725,000	630,000
Other long-term liabilities	50,722	66,173
Insurance and claims accruals, net of current portion (1)	112,956	236,923
Deferred income taxes	277,488	269,516
Total liabilities	1,539,875	1,558,361
Temporary equity - redeemable noncontrolling interest	35,641	37,944
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536 shares issued; 59,830,317 and 61,850,434 shares outstanding, respectively	805	805
Paid-in capital	142,716	137,889
Retained earnings	1,940,742	1,952,775
Accumulated other comprehensive loss	(16,943)	(18,437)
Treasury stock, at cost; 20,703,219 and 18,683,102 shares, respectively	(671,733)	(617,100)
Total stockholders’ equity	1,395,587	1,455,932
Total liabilities, temporary equity and stockholders’ equity	$2,971,103	$3,052,237
(1) Under the terms of our insurance policies, we were the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we had recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheet as of December 31,2024. On June 27, 2025, the Texas Supreme Court reversed the verdict and rendered a judgment in our favor, effectively ending the case in our favor. As a result of the Texas Supreme Court’s verdict, we reversed the $79.2 million receivable and corresponding liability of the same amount in June 2025. In June 2025, we also reversed a $45.7 million liability (including interest) we had recorded in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheet.

Werner Enterprises, Inc. - Release of October 30, 2025

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Capital expenditures	$35,238	$87,909	$93,300	$206,105
Cash flow from operations	$44,144	$61,043	$119,539	$258,700
Return on assets (annualized)	(-2.9%)	0.8%	0.6%	0.9%
Return on equity (annualized)	(-5.8%)	1.7%	1.1%	1.9%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Truckload Transportation Services	$519,786	$522,803	$1,539,308	$1,610,998
Werner Logistics	232,585	206,774	649,320	618,168
Other (1)	18,722	18,698	55,384	55,118
Corporate	569	674	1,724	1,877
Subtotal	771,662	748,949	2,245,736	2,286,161
Inter-segment eliminations (2)	(163)	(3,248)	(8,975)	(10,582)
Total	$771,499	$745,701	$2,236,761	$2,275,579
Operating Income (Loss)
Truckload Transportation Services	$(13,832)	$21,607	$49,341	$63,445
Werner Logistics	3,014	(345)	6,867	(2,124)
Other (1)	(817)	(980)	(1,265)	(2,155)
Corporate	(1,386)	(2,687)	(7,475)	(6,372)
Total	$(13,021)	$17,595	$47,468	$52,794

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of October 30, 2025

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Chg	2025	2024	% Chg
Truckload Transportation Services segment
Average trucks in service	7,503	7,414	1.2%	7,469	7,660	(2.5)%
Average revenues per truck per week (1)	$4,633	$4,667	(0.7)%	$4,585	$4,612	(0.6)%
Total trucks (at quarter end)
Company	7,120	7,155	(0.5)%	7,120	7,155	(0.5)%
Independent contractor	325	290	12.1%	325	290	12.1%
Total trucks	7,445	7,445	—%	7,445	7,445	—%
Total trailers (at quarter end)	24,625	25,860	(4.8)%	24,625	25,860	(4.8)%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$159,501	$164,577	(3.1)%	$478,005	$502,697	(4.9)%
Average trucks in service	2,638	2,605	1.3%	2,635	2,707	(2.7)%
Total trucks (at quarter end)	2,480	2,540	(2.4)%	2,480	2,540	(2.4)%
Average percentage of empty miles	15.65%	15.33%	2.1%	15.72%	14.98%	4.9%
Average revenues per truck per week (1)	$4,649	$4,860	(4.3)%	$4,650	$4,763	(2.4)%
Average % change YOY in revenues per total mile (1)	0.4%	0.3%		1.2%	(1.2)%
Average % change YOY in total miles per truck per week	(4.7)%	6.6%		(3.5)%	5.9%
Average completed trip length in miles (loaded)	558	578	(3.5)%	572	586	(2.4)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$292,459	$285,287	2.5%	$857,931	$875,186	(2.0)%
Average trucks in service	4,865	4,809	1.2%	4,834	4,953	(2.4)%
Total trucks (at quarter end)	4,965	4,905	1.2%	4,965	4,905	1.2%
Average revenues per truck per week (1)	$4,624	$4,563	1.3%	$4,549	$4,531	0.4%
Werner Logistics segment
Average trucks in service	23	20	15.0%	24	22	9.1%
Total trucks (at quarter end)	23	20	15.0%	23	20	15.0%
Total trailers (at quarter end)	4,010	3,475	15.4%	4,010	3,475	15.4%
Total containers (at quarter end)	375	200	87.5%	375	200	87.5%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated

Werner Enterprises, Inc. - Release of October 30, 2025

by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(13,021)	(1.7)%	$17,595	2.4%	$47,468	2.1%	$52,794	2.3%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	1,493	0.2%	(44,151)	(2.0)%	2,949	0.1%
Litigation settlement (3)	21,413	2.8%	—	—%	21,413	1.0%	—	—%
Amortization of intangible assets (4)	2,518	0.3%	2,518	0.3%	7,553	0.3%	7,553	0.4%
Contingent consideration adjustment (5)	—	—%	—	—%	(7,921)	(0.4)%	—	—%
Severance expense (6)	—	—%	—	—%	1,300	0.1%	—	—%
Gain on sale of real estate (7)	—	—%	—	—%	—	—%	(1,830)	(0.1)%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$10,910	1.4%	$21,606	2.9%	$25,662	1.1%	$61,466	2.7%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Net Income (Loss) Attributable to Werner and Non-GAAP Adjusted Diluted Earnings (Loss) Per Share (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to Werner and diluted earnings (loss) per share – (GAAP)	$(20,575)	$(0.34)	$6,565	$0.11	$13,389	$0.22	$22,342	$0.36
Non-GAAP adjustments:
Insurance and claims (2)	—	—	1,493	0.02	(44,151)	(0.72)	2,949	0.05
Litigation settlement (3)	21,413	0.36	—	—	21,413	0.35	—	—
Amortization of intangible assets, net of amount attributable to noncontrolling interest (4)	2,346	0.04	2,346	0.04	7,037	0.11	7,037	0.11
Contingent consideration adjustment (5)	—	—	—	—	(7,921)	(0.13)	—	—
Severance expense (6)	—	—	—	—	1,300	0.02	—	—
Gain on sale of real estate (7)	—	—	—	—	—	—	(1,830)	(0.03)
Loss (gain) on investments in equity securities (8)	(38)	—	37	—	(3)	—	227	—
Loss (earnings) from equity method investment (9)	289	—	(295)	—	(553)	(0.01)	(21)	—
Income tax effect of above adjustments (10)	(5,465)	(0.09)	(1,016)	(0.02)	5,207	0.09	(2,371)	(0.04)
Non-GAAP adjusted net income (loss) attributable to Werner and non-GAAP adjusted diluted earnings (loss) per share	$(2,030)	$(0.03)	$9,130	$0.15	$(4,282)	$(0.07)	$28,333	$0.45

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge (1)	$	$	$	$
Operating revenues – (GAAP)	$771,499	$745,701	$2,236,761	$2,275,579
Non-GAAP adjustment:
Trucking fuel surcharge (11)	(59,456)	(62,749)	(172,297)	(205,698)
Non-GAAP Operating revenues, net of fuel surcharge	$712,043	$682,952	$2,064,464	$2,069,881

Werner Enterprises, Inc. - Release of October 30, 2025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$(13,832)	(2.7)%	$21,607	4.1%	$49,341	3.2%	$63,445	3.9%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	1,493	0.3%	(44,151)	(2.9)%	2,949	0.2%
Litigation settlement (3)	21,413	4.1%	—	—%	21,413	1.4%	—	—%
Amortization of intangible assets (4)	1,369	0.3%	1,369	0.3%	4,107	0.3%	4,107	0.3%
Contingent consideration adjustment (5)	—	—%	—	—%	(7,921)	(0.5)%	—	—%
Severance expense (6)	—	—%	—	—%	900	—%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$8,950	1.7%	$24,469	4.7%	$23,689	1.5%	$70,501	4.4%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$533,618	102.7%	$501,196	95.9%	$1,489,967	96.8%	$1,547,553	96.1%
Non-GAAP adjustments:
Insurance and claims (2)	—	—%	(1,493)	(0.3)%	44,151	2.9%	(2,949)	(0.2)%
Litigation settlement (3)	(21,413)	(4.1)%	—	—%	(21,413)	(1.4)%	—	—%
Amortization of intangible assets (4)	(1,369)	(0.3)%	(1,369)	(0.3)%	(4,107)	(0.3)%	(4,107)	(0.3)%
Contingent consideration adjustment (5)	—	—%	—	—%	7,921	0.5%	—	—%
Severance expense (6)	—	—%	—	—%	(900)	—%	—	—%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$510,836	98.3%	$498,334	95.3%	$1,515,619	98.5%	$1,540,497	95.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Adjusted Operating Revenues, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2025	2024	2025	2024
	$	$	$	$
Operating revenues – (GAAP)	$519,786	$522,803	$1,539,308	$1,610,998
Less: Trucking fuel surcharge (11)	(59,456)	(62,749)	(172,297)	(205,698)
Operating revenues, net of fuel surcharge – (Non-GAAP)	460,330	460,054	1,367,011	1,405,300
Operating expenses – (GAAP)	533,618	501,196	1,489,967	1,547,553
Non-GAAP adjustments:
Trucking fuel surcharge (11)	(59,456)	(62,749)	(172,297)	(205,698)
Insurance and claims (2)	—	(1,493)	44,151	(2,949)
Litigation settlement (3)	(21,413)	—	(21,413)	—
Amortization of intangible assets (4)	(1,369)	(1,369)	(4,107)	(4,107)
Contingent consideration adjustment (5)	—	—	7,921	—
Severance expense 6)	—	—	(900)	—
Non-GAAP adjusted operating expenses, net of fuel surcharge	451,380	435,585	1,343,322	1,334,799
Non-GAAP adjusted operating income	$8,950	$24,469	$23,689	$70,501
Non-GAAP adjusted operating margin, net of fuel surcharge	1.9%	5.3%	1.7%	5.0%
Non-GAAP adjusted operating ratio, net of fuel surcharge	98.1%	94.7%	98.3%	95.0%

Werner Enterprises, Inc. - Release of October 30, 2025

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Revenues, Less Purchased Transportation Expense (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating revenues – (GAAP)	$232,585	100.0%	$206,774	100.0%	$649,320	100.0%	$618,168	100.0%
Non-GAAP adjustment:
Purchased transportation expense (12)	(199,616)	(85.8)%	(176,205)	(85.2)%	(555,100)	(85.5)%	(525,758)	(85.1)%
Non-GAAP adjusted operating revenues, less purchased transportation expense	$32,969	14.2%	$30,569	14.8%	$94,220	14.5%	$92,410	14.9%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income (loss) and operating margin – (GAAP)	$3,014	1.3%	$(345)	(0.2)%	$6,867	1.1%	$(2,124)	(0.3)%
Non-GAAP adjustments:
Amortization of intangible assets (4)	1,149	0.5%	1,149	0.6%	3,446	0.5%	3,446	0.5%
Severance expense (6)	—	—%	—	—%	400	—%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$4,163	1.8%	$804	0.4%	$10,713	1.6%	$1,322	0.2%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income (loss) attributable to Werner; non-GAAP adjusted diluted earnings (loss) per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating revenues, less purchased transportation expense; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income (loss); GAAP operating margin; GAAP net income (loss) attributable to Werner; GAAP diluted earnings (loss) per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) Prior to second quarter 2025, we accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident was $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeded the jury verdict amount. We continued to accrue pre-tax insurance and claims expense for interest at $0.5 million per month (excluding months where the plaintiffs requested an extension of time to respond to our petition for review) until our appeal was finalized in second quarter 2025. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment.

(3) In October 2025, we reached an agreement with the plaintiffs in the consolidated class action lawsuits entitled Abarca et al. v. Werner that are pending in the United States District Court for the District of Nebraska, to settle these cases for a combined $18 million. The settlement is subject to court approval. An accrual for this settlement was recorded as of September 30, 2025, and is included in salaries, wages and benefits in our Income Statement. We also incurred legal fees of $3.4 million related to this litigation during third quarter 2025, which is recorded in other operating expenses in our Income Statement. Management believes excluding the effect of these items provides a more useful comparison of our performance from period to period. These items are included in our Truckload Transportation Services segment.

(4) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services and Werner Logistics segments.

(5) Contingent consideration, also referred to as earnout, adjustments related to our business acquisitions are excluded because management does not believe these adjustments are indicative of our core operating performance. The adjustments are recorded in other operating expenses in our Income Statement and are included in our Truckload Transportation Services segment.

(6) Severance expense is excluded because management does not believe it is indicative of our core operating performance. This item is included in salaries, wages and benefits in our Income Statement and is included in our Truckload Transportation Services and Werner Logistics segments.

(7) During second quarter 2024, we sold two parcels of real estate which resulted in a $1.8 million net pre-tax gain on sale. Management believes excluding the effect of these unusual and infrequent items provides a more useful comparison of our performance from period to period. These items are included in our Corporate segment.

(8) Represents non-operating mark-to-market adjustments for gains/losses on our minority equity investments, which we account for under Accounting Standards Codification (“ASC”) 321, Investments – Equity Securities. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(9) Represents earnings/losses from our equity method investment, which we account for under ASC 323, Investments - Equity Method and Joint Ventures. Management believes excluding the effect of earnings/losses from our equity method investment provides a more useful comparison of our performance from period to period. We record earnings/losses from our equity method investment in other expense (income) in our Income Statement.

(10) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2024 has been updated to reflect the annual incremental income tax rate.

(11) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.

Werner Enterprises, Inc. - Release of October 30, 2025

(12) Management believes excluding purchased transportation expense from Werner Logistics operating revenues provides a useful measurement of our ability to source and sell services provided by third parties.